Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of January 29, 2009, by and between Trycera Financial, Inc., a Nevada corporation (the “Company”), and Balius Consulting Group, LLC, a California limited liability company (“Consultant”) with respect to the following facts:

RECITALS

A.
The Company has ceased it primary business operations and is actively seeking an operating entity to assume control of and generate revenue for the Company.

B.
In order to make the Company a suitable vehicle for a reverse acquisition, the material outstanding liabilities and obligations must be settled and the financial records must be compiled and organized.

C.
The principals of the Consultant include the former principal executive and operations officer of the Company and the former accounting consultant to the Company.

D.
The Company desires to retain Consultant to assist the Company in its negotiations to settle outstanding liabilities of the Company and to organize and compile the financial records of the Company (collectively, the “Services”).

E.
Consultant is willing and desires to provide the Services to the Company upon the terms, covenants and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties agree as follows:

1.
Term of Service.  The Company hereby retains Consultant for a period beginning on the date of this Agreement and ending December 31, 2009, unless further extended or sooner terminated as provided in Section 5 below (the “Term”).  Any extended term shall be “at will” and may be terminated at any time with or without cause by either party.  Consultant shall perform the Services pursuant to this Agreement upon request by the Company.

2.
Services to Be Provided.  Consultant agrees to provide the Services to the Company as the Company may request in writing, which shall include by email transmission.  All services provided by Consultant for the Company are performed pursuant to the terms and conditions of this Agreement.  The Company may retain Consultant on additional projects on which the Company may require assistance from Consultant (“Additional Services”) with prior written authorization from the Company’s Board of Directors (the “Board”).

3.
Fees.  During the Term, the Company shall pay or provide to Consultant the following fees:

a.
Consulting Fees.  While this Agreement is in effect, the Company shall pay Consultant $250 per hour for the Services.  Consultant shall provide the Company with invoices which accurately and completely outline the nature of the Services, the date on which the Services were provided, and the time spent on such Services.  Consultant shall provide such invoices not later than the 15th day following each month during which the Services are provided and promptly upon request of the Company for the closing of a reverse acquisition or other corporate transaction which would trigger the obligation of the Company to pay the invoices.

b.
Expense Reimbursement.  The Company shall reimburse Consultant for pre-approved expenses reasonably incurred in the course of carrying out the Services.  Consultant shall provide the Company with detailed expense report for all reimbursable expenses.

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c.
Payment of Fees and Expenses.  All fees and reimbursable expenses payable hereunder shall be due and payable upon the closing of a reverse acquisition between the Company and an operating entity, upon a change of control of the Company, or at December 31, 2009, whichever shall first occur.

4.
Bonus.  As additional consideration hereunder, the Company shall pay to Consultant a bonus equal to 10% of the difference between the amount of any payable and the settled amount negotiated by Consultant.  All bonus amounts shall be payable only if the Company shall close a reverse acquisition transaction or other transaction which shall provide for payment of all of the outstanding liabilities of the Company.  Bonus amounts shall be paid at the time of payment of all other Company debts in such reverse acquisition or other transaction.

5.
No Other Benefits. Unless otherwise approved by the Board, Consultant shall receive no other benefits from the Company.  Nothing herein shall prevent Consultant or either of its principals from submitting potential target companies or funding for a reverse acquisition and receiving compensation from the proposed target or other sources.

6.
Independent Contractor; Withholding.  Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company.  Consultant will not act as an agent nor shall it or any of its employees or principals be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise.  Consultant recognizes that no amount will be withheld from any compensation for payment of any federal, state, or local taxes and that Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.

7.
Termination and Extension.  The Term shall be sooner terminated or further extended under the following circumstances:

a.
Termination for Cause.  The Company shall be entitled, with or without prior notice, to terminate this Agreement for cause, in which case no consulting fees or other fees (other than such fees that have already been earned by Consultant) or bonuses shall be payable to Consultant after such termination.  “Cause” means Consultant’s (i) gross negligence in the performance or non-performance of any material duties to the Company; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of the Company; (iii) habitual neglect of its duties that it is required to perform under this Agreement; (iv) dishonesty; or (v) gross misconduct.  Such termination shall not prejudice any other remedy under law or equity of the Company and the failure of the Company to terminate Consultant when cause exists shall not constitute the waiver of the Company’s right to terminate this Agreement at a later time.  Termination under this section shall be considered “for cause” for purposes of this Agreement.

b.
Termination by Company.  In the event that Bryan Kenyon and Steven Murphy cease to be the principals of the Consultant or if either party ceases to provide for the Consultant the services required under this Agreement, the Company may terminate this Agreement upon ten days’ written notice.

c.
Extension of Term.  The Term may be further extended with the express authorization of the Company’s Board of Directors and Consultant.  Any extended term may be terminated at any time at the will of the Board of Directors, with or without cause.

8.
Confidential Information.  Consultant acknowledges that during Consultant’s employment and the Term of this Agreement, Consultant had and will have access to and became acquainted with the Company’s confidential and proprietary information, including but not limited to the Company’s confidential information regarding potential target companies and reverse acquisition or other corporate transaction proposals and other compilations of information and records.  In consideration of the covenants made by the Company herein, Consultant agrees that it shall not directly or indirectly disclose or otherwise use the confidential and proprietary information of the Company, except as directly related to the Services.

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9.
Relationship of the Parties.  Nothing contained herein shall be construed to place the parties in the relationship of employer/employee, partners, or joint venturers.  Except as otherwise provided in this Agreement, the Company shall have no power to obligate or bind Consultant in any manner whatsoever.  Consultant shall have no power to obligate or bind Company in any manner whatsoever.

10.
Benefit and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.  The rights of the Company and Consultant hereunder may not be assigned without the prior written consent of the other party.

11.
Severability.  Should any provision of this Agreement or application thereof be declared invalid, void or unenforceable for any reason, the validity and binding effect of the remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void or unenforceable provision eliminated.  To this end, the provisions of this Agreement are severable.

12.
Governing Law and Venue.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Utah (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, the State of Utah and in no other place.

13.
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be the same document.  Such counterparts may be executed and delivered in person or via facsimile or email.

14.
Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or be liable for any alleged representation, promise, inducement, or statement not set forth herein.

15.
Modification.  This Agreement may not be modified, amended, superseded, or cancelled, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, without a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

16.
Attorneys’ Fees and Costs.  In any action brought to enforce this Agreement, the prevailing party shall be entitled to recover from the losing party its reasonable costs and actual attorneys’ fees.

17.
Waivers; Cumulative Remedies.  The failure of any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party’s rights thereafter to exercise any rights hereunder or to enforce any and every term and condition of this Agreement.  Any remedies provided for herein are cumulative, and not in substitution for any other remedy any party may have at law or in equity.  No delay on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof.

18.
Representation.  The parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under this Agreement, and that each enters into this Agreement freely and voluntarily.  Consultant further acknowledges he has had the opportunity to consult with an attorney of his choice who is completely independent of and in no way connected with the Company, to explain the terms of this Agreement and the consequences of signing it.

19.
Headings.  All paragraph headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

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20.
Further Assurances.  The parties agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such documents and other instruments and shall perform such acts and deeds as may be reasonably required or desirable to effectuate the transactions contemplated by this Agreement or to otherwise carry out the terms and conditions of this Agreement.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement the respective day and year set forth below.

Trycera Financial, Inc.

By /s/ Ronald N. Vance
     Ronald N. Vance, President

Balius Consulting Group, LLC

By /s/ Bryan Kenyon
     Bryan Kenyon, Principal